EXHIBIT 99.1

U.S. GEOTHERMAL INC. EXPANDS BOARD AND
APPOINTS ALI G. HEDAYAT TO ITS BOARD OF DIRECTORS

Boise, Idaho – January 31, 2017 - U.S. Geothermal Inc. (the “Company”) (NYSE MKT:  HTM), a leading and profitable renewable energy company focused on the development, production and sale of electricity from geothermal energy, today announced that its Board of Directors (the “Board”) has increased the size of the Board from seven to eight Members.  Additionally, the Board has appointed Ali G. Hedayat as an Independent Director to its Board of Directors, effective February 1, 2017.  With over 20 years of investment banking experience, Mr. Hedayat brings extensive experience and broad knowledge in the areas of finance, M&A and corporate governance.

“We are very pleased to welcome Ali to U.S. Geothermal’s Board of Directors,” said John Walker, Chairman of the Board.  “We believe this accomplished executive’s vast experience in finance and M&A will provide invaluable perspective as we build on our strong momentum to improve the company.  We remain focused on investing in our growth to create long-term value for our shareholders.”

Dennis Gilles, Chief Executive Officer, noted, “I am excited to have this outstanding and accomplished Independent Director join our Board and believe he will help achieve our goal of generating superior value for our shareholders.  I look forward to working with Ali, the Board of Directors and the Management Team to accelerate our positive momentum.”

Mr. Hedayat is the founder and Managing Director of Maryana Capital in Toronto, Canada.  He previously co-founded Edoma Capital in London, was a Partner at Indus Capital in London, and worked for the Goldman Sachs Group in New York and London as a Managing Director and Co-head of Americas Principal Strategies.  Mr. Hedayat currently serves as a Director for Restaurant Brands International Inc., and has previously served as a Director for companies in the cable, pharmaceutical and media industries. Mr. Hedayat holds a Bachelor of Commerce degree, with honors, earning a double major in Finance and Economics from McGill University.  His qualifications to serve as a Director of the Company include over 20 years of investment banking experience with an emphasis in power, utilities, and distressed debt and equity in European, North American and Latin American markets.

About U.S. Geothermal Inc.:
U.S. Geothermal Inc. is a leading and profitable renewable energy company focused on the development, production and sale of electricity from geothermal energy. The company is currently operating geothermal power projects at Neal Hot Springs, Oregon, San Emidio, Nevada and Raft River, Idaho for a total power generation of approximately 45 MWs. The company is also developing an additional 90 MWs of projects at: the Geysers, California; a second phase project at San Emidio, Nevada; at Crescent Valley, Nevada; and the El Ceibillo project located near Guatemala City, Guatemala.  U.S. Geothermal’s growth goal is to reach 200 MWs of generation by 2021 through a combination of internal development and strategic acquisitions.

Please visit our website at: http://www.usgeothermal.com

FOR ADDITIONAL INFORMATION PLEASE CONTACT:
Scott Anderson – Director of IR and Corporate Communications
U.S. Geothermal Inc.
Tel:  208-424-1027
Fax: 208-424-1030
sanderson@usgeothermal.com

The information provided in this news release may contain forward-looking statements within the definition of the Safe Harbor provisions of the US Private Securities Litigation Reform Act of 1995.  Readers are cautioned to review the risk factors identified by the company in its filings with US and Canadian securities agencies. All statements, other than statements of historical fact, included herein, without limitation, statements relating to the future operating or financial performance, including guidance, of U.S. Geothermal, are forward-looking statements. Forward-looking statements are frequently, but not always, identified by words such as "expects", "anticipates", "believes", "intends", "estimates", "potential", "possible", and similar expressions, or statements that events, conditions, or results "will", "may", "could", or "should" occur or be achieved. These forward-looking statements may include statements regarding perceived merit of properties; interpretation of the results of well tests; project development; resource megawatt capacity; capital expenditures; timelines; strategic plans; or other statements that are not statements of fact. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from U.S. Geothermal's expectations include the uncertainties involving the availability of financing in the debt and capital markets; uncertainties involved in the interpretation of results of well tests; the need for cooperation of government agencies in the development and operation of properties; the need to obtain permits and governmental approvals; risks of construction; unexpected cost increases, which could include significant increases in estimated capital and operating costs; and other risks and uncertainties disclosed in U.S. Geothermal's Annual Report on Form 10-K for the year ended December 31, 2015 filed with the United States Securities and Exchange Commission and Canadian securities regulatory authorities and in other U.S. Geothermal reports and documents filed with applicable securities regulatory authorities from time to time. Forward-looking statements are based on management’s expectations, beliefs and opinions on the date the statements are made.  U.S. Geothermal Inc. assumes no obligation to update forward-looking statements if management’s expectations, beliefs, or opinions, or other factors, should change.

The NYSE MKT does not accept responsibility for the adequacy of this release.